UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2007

Verticalnet, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-25269	23-2815834
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Chester Field Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 240-0600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

The 2007 annual meeting of shareholders of Verticalnet, Inc. ("Verticalnet") has been scheduled for August 15, 2007 (the "Annual Meeting"). Because the date of the Annual Meeting has been changed by more than 30 days from the anniversary of Verticalnet’s 2006 annual meeting of shareholders, in accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the deadline for receipt of shareholder proposals for inclusion in Verticalnet’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 has been set at June 25, 2007.

In order for a proposal under Rule 14a-8 to be considered timely, it must be received by Verticalnet on or prior to June 25, 2007 at Verticalnet’s principal executive offices at 400 Chester Field Parkway, Malvern, Pennsylvania 19355 (the "Executive Offices") and be directed to the attention of the Corporate Secretary.

Also, in order for a shareholder proposal made outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) under the Exchange Act, the proposal must be received by Verticalnet at the Executive Offices on or before June 25, 2007. Such proposals should also be directed to the attention of the Corporate Secretary.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verticalnet, Inc.

June 13, 2007	By:	Christopher G. Kuhn

Name: Christopher G. Kuhn
Title: Vice President and General Counsel